UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 21, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On July 21, 2001, Altair Nanotechnologies Inc. (the “Company”) and Canon Investment Holdings Limited, a company organized under the laws of Hong Kong (“Canon”) entered into a Fifth Amendment to Share Subscription Agreement (the “Amendment”), which amends the Share Subscription Agreement dated September 20, 2010 between the Company and Canon, as amended (as amended, the “Purchase Agreement”).  The Amendment required the parties to close the purchase and sale of shares contemplated by the Purchase Agreement promptly following the execution of the Amendment, amended the definition of “Fully Diluted Basis” in the Purchase Agreement to exclude from such calculation the 1.8 million adjustment shares issued by the Company on or about July 18, 2011 pursuant to a Securities Purchase Agreement dated as of March 28, 2011 among the Company and the purchasers party thereto, clarified certain matters with respect to the use of proceeds and included agreements with respect to 2011 director compensation and payment of a “tail policy” following closing.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The information in Item 3.03 below is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities

On July 22, 2011, the Company and Canon completed the sale by the Company, and the purchase by an affiliate of Canon, of 37,036,807 common shares of the Company, no par value, (the “Shares”) at a purchase price of $1.5528 per share, or approximately $57.5 million in the aggregate, pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, Canon has designated its affiliate, Energy Storage Technology (China) Group Limited, a company organized under the laws of Hong Kong (“Energy Storage”), as the purchaser of the Shares. Immediately following the closing, Energy Storage holds 53.3% of the 69,452,487 common shares outstanding (49.8% on a fully diluted basis).

Exemption from Registration Claimed.  The Shares were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, based upon the following: (a) Canon represented in the Purchase Agreement that it was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; (b) there was no public offering or general solicitation with respect to the offering; (c) Canon was provided with certain disclosure materials and other information requested with respect to the Company; (d) Canon acknowledged that the Shares being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the Shares only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the SEC; and (f) a legend was placed on the certificates representing the Shares stating that they were restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 3.03	Material Modification to Right of Security Holders

In connection with the closing under the Purchase Agreement, on July 10, 2011, the Company and Equity Transfer & Trust Company (“Equity Transfer”) entered into a Restated Amendment No. 2 (the “Restated Amendment”) to the Amended and Restated Shareholder Rights Plan Agreement dated October 15, 1999, as previously amended (the “Rights Plan”).  On September 20, 2010, the Company and Equity Transfer executed the initial Amendment No. 2 to the Rights Plan.  This initial Amendment No. 2 exempted Canon and its affiliates from the definition of “Acquiring Person”, which had the effect of waiving the application of the rights arising under the Rights Plan to Canon and its affiliates.  The Restated Amendment replaces the initial Amendment No. 2 and clarifies that Energy Storage and its affiliates, in addition to Canon and its other affiliates, are exempt from the definition of “Acquiring Person.”

Item 5.01	Changes in Control of Registrant

The information set forth in Items 3.02 and 3.03 above and Item 5.02 below is incorporated herein by this reference.  As of result of the closing under the Purchase Agreement, a change of control in the Company has occurred.   Energy Storage, an affiliate of Canon, which is owned by Mr. Yincang Wei, owns 53.3% of the outstanding common shares immediately after closing.  In addition, pursuant to an Investor Rights Agreement dated September 20, 2010 (the “Investor Rights Agreement”), the Company has granted certain rights to Canon, including (i) rights to proportional representation on the Board of Directors (5 of 9 directors initially), (ii) the right to cause the Company to file a shelf registration statement two years after closing, together with certain demand and piggy-back registration rights, (iii) certain indemnification rights related to the registration rights, and (iv) an option to purchase common shares of the Company at market price in an amount sufficient to maintain proportionate ownership in connection with future dilutive issuances.  Energy Storage’s funding for the purchase of the Shares comes from its parent company and Canon’s main operating subsidiary, Zhuhai Yintong Energy Co., Ltd., as well as a loan from the Export-Import Bank of China.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In conjunction with the closing of the transactions contemplated by the Purchase Agreement, in satisfaction of a condition to closing, the Company has received and accepted the resignations of Hossein Asrar Haghighi, Robert G. van Schoonenberg, George Hartman and Jon Bengtson from the Company’s board of directors, effective as of closing.

The Company has appointed Yincang Wei, Guohua Sun, Guohua Wei and Liming Zou to replace resigning directors.  In addition, the Board of Directors has been expanded to nine directors effective as of closing, and Frank Zhao and Jun Liu have been appointed to fill the newly created vacancies.  Each of these new directors has been appointed in accordance with the Purchase Agreement and the Investor Rights Agreement.

In connection with their service, each of the foregoing will, unless existing policies are otherwise changed, be entitled to standard board compensation for non-management directors.  Currently, standard cash compensation is $6,250 per quarter, plus directors serving on committees receive the following additional fees:

Position	Additional Compensation
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Governance and Nominating Committee Chair	$2,000 per quarter
Audit Committee	$1,500 per quarter
Compensation, Governance and Nominating Committee	$1,000 per quarter
Other Committee Chair or Member	Determined upon formation of committee

Following the closing, Pierre Lortie, Alexander Lee and Frank Zhao will serve on the Audit Committee of the Board of Directors, and Yincang Wei, Guohua Sun and Guohua Wei will serve on the Compensation, Nominating and Governance Committee of the Board of Directors.

In addition to the Purchase Agreement and Investor Rights Agreement, the Company, Altairnano, Inc., an indirect subsidiary of the Company, and Zhuhai Yintong Energy Co. Ltd. (“YTE”) entered into a Conditional Supply and Technology Licensing Agreement (the “Supply Agreement”) on September 20, 2010.  Pursuant to the Supply Agreement, YTE has agreed to purchase nLTO, 11 Ahr battery cells and a 1 megawatt ALTI-ESS system from the Company for an aggregate purchase price of $6.6 million for delivery in 2010 and 2011.   The purchases are subject to certain terms and conditions set forth in the Supply Agreement.   Pursuant to an amendment, YTE’s obligation to purchase the remainder of the nano lithium titanate has been suspended until the parties reach mutually satisfactory resolution on certain technical issues relating to the transfer of technology.  The Supply Agreement also includes an agreement by the Company to license its nLTO manufacturing technology at no cost to the owner of a manufacturing facility in China, as long as the Company owns a majority of the owner of such facility.  In addition, under the Supply Agreement, the Company grants to YTE a license to use the Company’s battery technology to manufacture batteries during a term commencing on the effective date of the Supply Agreement and continuing as long as YTE purchases at least 60 tons of nLTO annually.  The battery technology license is exclusive in China (including Taiwan, Hong Kong and Macau) as long as YTE purchases at least 1,000 tons of nLTO per year after 2010 and is non-exclusive in the remainder of Asia (excluding the Middle East), Australia and New Zealand. YTE is an indirect majority-owned and the primary operating subsidiary of Canon.  Mr. Yincang Wei and Mr. Guohua Sun, each a newly appointed director, is the Chairman and a Director of YTE, respectively.

Item 7.01	Regulation FD Disclosure

On July 25, 2011, the Company issued a press release entitled “ALTAIR NANOTECHNOLOGIES CLOSES CANON INVESTMENT TRANSACTION”, a copy of which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

4.1	Restated Amendment No. 2 to Amended and Restated Shareholder Rights Plan Agreement

10.1	Fifth Amendment to Share Subscription Agreement

99.1	Press release issued by Altair Nanotechnologies, Inc. dated July 25, 2011 entitled “ALTAIR NANOTECHNOLOGIES CLOSES CANON INVESTMENT TRANSACTION”

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: July 25, 2011	By:	/s/ Terry Copeland
Terry Copeland, Chief Executive Officer

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